Exhibit 99.50

AGREEMENT OF SALE

Johnson Bank and Imogene P. Johnson (collectively, the “Trustees”), as co-trustees of the Samuel C. Johnson 1988 Trust Number One, owner of 252,718 Class A common shares of Johnson Outdoors, Inc., a Wisconsin corporation (the “Shares”), hereby sell such Shares to JO Acquisition Corp., a Wisconsin corporation, for $ 16.79 cash per share.

The Trustees (a) represent and warrant that the Shares sold hereunder will be transferred free and clear of all liens, claims and encumbrances, (b) represent that the Trustees have all requisite legal power and authority to execute and deliver this agreement, to sell and transfer the Shares and to carry out and perform their obligations under the terms of this agreement, and (c) agree to deliver stock powers and take any other action necessary to complete the transfer of the Shares to JO Acquisition Corp.

This agreement shall be governed by the internal laws of the state of Wisconsin and may be executed in counterparts.

Dated: September 2, 2005	JOHNSON BANK, as co-trustee of the Samuel C. Johnson 1988 Trust Number One

By:          /s/ Brian L. Lucareli

Brian L. Lucareli

Senior Vice President

/s/ Imogene P. Johnson

Imogene P. Johnson, as co-trustee of the Samuel C. Johnson 1988 Trust Number One

The undersigned hereby purchases the above-described Shares at the price indicated above.

Dated: September 2, 2005	JO ACQUISITION CORP., a Wisconsin corporation

By:          /s/ Helen P. Johnson-Leipold

Helen P. Johnson-Leipold

President and Chief Executive Officer

AGREEMENT OF SALE

Cornell University Lab of Ornithology, of Ithaca, New York, owner of 49,615 Class A common shares of Johnson Outdoors, Inc., a Wisconsin corporation (the “Shares”), hereby sells such Shares to JO Acquisition Corp., a Wisconsin corporation, for $ 16.79 cash per share.

Cornell University Lab of Ornithology (a) represents and warrants that the Shares sold hereunder will be transferred free and clear of all liens, claims and encumbrances, (b) represents that it has all requisite legal power and authority to execute and deliver this agreement, to sell and transfer the Shares and to carry out and perform its obligations under the terms of this agreement, and (c) agrees to deliver stock powers and take any other action necessary to complete the transfer of the Shares to JO Acquisition Corp.

This agreement shall be governed by the internal laws of the state of Wisconsin and may be executed in counterparts.

Dated: September 2, 2005	CORNELL UNIVERSITY LAB OF ORNITHOLOGY

By:          /s/ John F. Murphy

Its:           Senior Trust Officer, Cornell University

The undersigned hereby purchases the above-described Shares at the price indicated above.

Dated: September 2, 2005	JO ACQUISITION CORP., a Wisconsin corporation

By:          /s/ Helen P. Johnson-Leipold

Helen P. Johnson-Leipold

President and Chief Executive Officer

AGREEMENT OF SALE

The Prairie School, Inc., of Racine, Wisconsin, owner of 105,634 Class A common shares of Johnson Outdoors, Inc., a Wisconsin corporation (the “Shares”), hereby sells such Shares to JO Acquisition Corp., a Wisconsin corporation, for $ 16.79 cash per share.

The Prairie School, Inc. (a) represents and warrants that the Shares sold hereunder will be transferred free and clear of all liens, claims and encumbrances, (b) represents that it has all requisite legal power and authority to execute and deliver this agreement, to sell and transfer the Shares and to carry out and perform its obligations under the terms of this agreement, and (c) agrees to deliver stock powers and take any other action necessary to complete the transfer of the Shares to JO Acquisition Corp.

This agreement shall be governed by the internal laws of the state of Wisconsin and may be executed in counterparts.

Dated: September 2, 2005	THE PRAIRIE SCHOOL, INC.

By:          /s/ Steve Joost

Its:           Chief Financial Officer

The undersigned hereby purchases the above-described Shares at the price indicated above.

Dated: September 2, 2005	JO ACQUISITION CORP., a Wisconsin corporation

By:          /s/ Helen P. Johnson-Leipold

Helen P. Johnson-Leipold

President and Chief Executive Officer